Exhibit 10.1

PRIVATE PLACEMENT AGREEMENT

This PRIVATE PLACEMENT AGREEMENT (this “Agreement”), dated as of December 23, 2011 by and between Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Investor”), and SunPower Corporation, a Delaware corporation (the “Company”).

BACKGROUND

A. The Company and Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Common Shares (as defined below) together with the preferred stock purchase rights appurtenant thereto issued under the Rights Plan for an aggregate purchase price of $163,680,000.00 (the “Purchase Price”).

C. Contemporaneously with the Closing under this Agreement, the Company pursuant to the terms of the Stock Purchase Agreement, dated as of December 23, 2011, by and among SunPower, Tenesol SA, and Investor shall have acquired 100% of the outstanding capital stock of Tenesol SA (the “Tenesol Acquisition”);

D. Contemporaneously with the execution of this Agreement, the Company and the Investor will execute and deliver a Master Agreement, dated as of December 23, 2011, by and among the Company, the Investor and Total S.A. (“Total”) which sets forth a series of related transactions and agreements being entered into at the same time and connected to this Agreement and the Tenesol Acquisition, each as more fully defined therein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Affiliation Agreement” means that certain Affiliation Agreement dated April 28, 2011, by and among the parties hereto, as the same has and may be amended from time to time.

“Agreement” has the meaning set forth in the Preamble.

“Acquisition Agreement” means that certain Acquisition Agreement to be entered into between the Company and Total Energie Développement SAS, a sister company to the Investor with respect to the purchase by the Company of 100% of the shares of Tenesol, S.A., a French société anonyme.

“Board” shall mean the Board of Directors of the Company or any authorized committee thereof.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means Common Stock and Preferred Stock.

“Capitalization Date” has the meaning set forth in Section 3.1(e)(i).

“Closing” means the closing of the purchase and sale of the Common Shares pursuant to Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the Preamble.

“Common Shares” means that number of shares of Common Stock to be issued in the Transaction, determined by dividing the Purchase Price by the Price Per Share, rounded down to the nearest whole share, together with the preferred stock purchase rights appurtenant thereto issued under the Rights Plan.

“Common Stock” means the common stock, $0.001 par value, of the Company.

“Company Securities” has the meaning set forth in Section 3.1(e)(iii).

“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.

“Convertible Debentures” has the meaning set forth in Section 3.1(e)(i).

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“DTC” has the meaning set forth in Section 3.2(k).

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” has the meaning set forth in Section 3.2(c).

“Hazardous Materials” has the meaning set forth in Section 3.1(w).

“Investor” has the meaning set forth in the Preamble.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(v).

“Knowledge” or “knowledge” shall mean, with respect to the Company, the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company after due inquiry.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” means any effect that either alone or in combination with any other effect has, or would reasonably be expected to have, a materially adverse effect in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations of the Company and its Subsidiaries, taken as a whole or the ability of the Company and its Subsidiaries to perform their respective obligations hereunder or to consummate the Transaction.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or governmental entity.

“Plans” means the 1996 Stock Plan, the Third Amended and Restated 2005 SunPower Corporation Stock Incentive Plan, and the PowerLight Corporation Common Stock Option and Common Stock Repurchase Plan.

“Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.

“Price Per Share” means $8.80, the price to be paid per share for each Common Share.

“Principal Market” means the Nasdaq Global Select Market.

“Purchase Price” has the meaning set forth in the preamble.

“Registrable Securities” means the Common Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated April 28, 2011, by and among the parties hereto, as the same may be amended from time to time.

“Rights Plan” means the Amended and Restated Rights Agreement, dated November 16, 2011, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock and the forms of Right Certificates, Assignment and Election to Purchase and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

“Regulation D” has the meaning set forth in the Preamble.

“Reporting Period” has the meaning set forth in Section 3.1(j).

“Restricted Stock” means shares of Common Stock that constitute unvested restricted stock or are otherwise subject to a right of repurchase or redemption by the Company.

“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of a share of Common Stock.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” has the meaning set forth in the Preamble.

“SEC Documents” have the meaning set forth in Section 3.1(j).

“Securities Act” has the meaning set forth in the Preamble.

“Shares” means shares of the Company’s Common Stock.

“Solar SPE” means any directly or indirectly owned special purpose vehicles established to facilitate solar system sales in the ordinary course of the Company’s utility and power plant or large commercial business lines.

“Stock Awards” means Options, Restricted Stock and Restricted Stock Units.

“Subsidiary” of any Person means any other Person (a) of which the first Person owns directly or indirectly fifty (50) percent or more of the equity interest in the other Person or (b) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50 percent of the equity interests of which) is directly or indirectly owned or Controlled by the first Person, by such Person with one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) in which the first Person has the contractual or other power to designate a majority of the board of directors or other governing body.

“Tenesol Acquisition” has the meaning set forth in the Preamble.

“Trading Day” means (a) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (b) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transactions” means those transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, including the schedules, annexes and exhibits attached hereto, and the Transfer Agent Instructions and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Company Transfer Agent Instructions, in substantially the form of Exhibit A, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Investor, and Investor shall purchase from the Company, the Common Shares for the Purchase Price. The date and time of the Closing shall be at 1:00 p.m., New York City Time, on January 24, 2012, or such later date as is mutually agreed upon in writing by the Company and the Investor (the “Closing Date”). The Closing shall take place at the offices of the Company’s counsel.

2.2 Closing Deliverables.

(a) At the Closing, the Company shall deliver or cause to be delivered to Investor the following:

(i) a copy of the Company’s irrevocable instructions to the Transfer Agent instructing the Transfer Agent to establish and credit, on an expedited basis, a restricted book entry at such Transfer Agent evidencing the Common Shares in a segregated account established by the Transfer Agent for the Investor’s benefit and registered in the name of Investor;

(ii) duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent;

(iii) an opinion of Jones Day, counsel for the Company (“Company Counsel”), dated as of the Closing Date, in substantially the form attached hereto as Exhibit B;

(iv) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (A) the resolutions consistent with Section 3.1(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Investor, (B) the certificate of incorporation, and (C) the bylaws, each as in effect as of the Closing Date;

(v) the Special Committee of the Board of Directors of the Company shall have received on the date of this Agreement the opinion of Deutsche Bank Securities Inc. as investment bankers that, as of the date of such opinion, and subject to the assumptions made, matters considered and limits of review set forth therein, the $165,375,000 cash purchase price in the Acquisition Agreement, subject to potential downward adjustments based on closing net working capital and net cash amounts, as described in Section 2.3 of the Acquisition Agreement, is fair, from a financial point of view, to SunPower;

(vi) a written waiver or amendment to the Company’s Revolving Credit Agreement, dated as of September 27, 2011, among the Company and the Lenders named therein (the “Credit Agreement”) on terms reasonably acceptable to Investor sufficient to ensure no default or event of default under the credit Agreement is continuing; and

(vii) such other documents relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request.

(b) At the Closing, Investor shall deliver or cause to be delivered to the Company the following:

(i) The Purchase Price, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as otherwise disclosed or modified by the disclosure schedule set forth as Exhibit C hereto, Company hereby represents and warrants to Investor as follows:

(a) Organization and Qualification. The Company and each Subsidiary is an entity duly organized and validly existing, and the Company is in good standing under the laws of the jurisdiction of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Each Subsidiary is in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be so in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite corporate authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby including, without limitation, the issuance of the Common Shares, have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts; Consents. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the Transactions do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of Investor set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations at the Closing under or contemplated by the Transaction Documents, including without limitation the issuance of the Common Shares, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Closing): (x) the filing of a Form D with the SEC and any applicable state securities authorities, (y) the filing of a Form 8-K with the SEC announcing the entry into the Transaction Documents and the issuance of the Common Shares and (z) the shareholder consent to be signed by Investor, the filing of a preliminary and definitive information statement each on Schedule 14C with the SEC, and satisfaction of the requirements of the Principal Market. The Company and its Subsidiaries are unaware of any facts or circumstances that would reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(d) The Common Shares. The Common Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, except for customary and required restrictions on transfer under U.S. federal and state securities laws and will not be subject to preemptive or similar rights of stockholders (other than those rights set forth in the Affiliation Agreement).

(e) Capitalization.

(i) The authorized capital stock of the Company consists of (A) 367,500,000 shares of Common Stock and (B) 10,000,000 shares of Preferred Stock. As of the close of business on December 16, 2011 (the “Capitalization Date”): (1) 100,487,482 shares of Common Stock were issued and outstanding, of which none were unvested and subject to a right of repurchase as of such date, (2) no shares of Preferred Stock were issued and outstanding and (3) there were 1,375,723 shares of Capital Stock held by the Company as treasury shares. As of the close of business on the Capitalization Date, with respect to the Plans, (x) there were outstanding Options to purchase or otherwise acquire (I) 485,630 shares of Common Stock, of which 443,050 were exercisable or vested as of such date and (II) there were outstanding Restricted Stock Units covering 6,488,392 shares of Common Stock (including performance based Restricted Stock Units). As of the close of business on the Capitalization Date, there were 14,917,846 shares of Common Stock reserved for issuance pursuant to the convertible debentures disclosed in the Company’s Form 10-K (“Convertible Debentures”) and 19,808,441 shares of Common Stock reserved for issuance pursuant to warrants. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights.

(ii) The Company has reserved 11,148,871 shares of Common Stock under Plans.

(iii) Except as set forth in clauses (i) and (ii) above or on Schedule 3.1(e)(iii), as of the close of business on the Capitalization Date, there are (A) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (B) no outstanding securities issued by the Company that are convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (C) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (D) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (A), (B), (C) and (D), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (E) no other obligations of the Company or any of its Subsidiaries or Solar SPEs to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries or Solar SPEs to repurchase, redeem or otherwise acquire any Company Securities.

(f) Acknowledgment Regarding Purchase of Common Shares. The Company acknowledges and agrees that for purposes of Section 2.2(a)(iii) of the Affiliation Agreement, and the related exceptions to the Investor’s standstill obligations contained in the Affiliation Agreement, the issuance of the Common Shares to the Investor is the issuance of “Exempt Excess Shares” to “Terra” (as such terms are defined in the Affiliation Agreement) in connection with the acquisition by the Company of Tenesol.

(g) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.

(h) No Integrated Offering under Securities Act. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2 hereof, none of the Company, any of its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the Securities Act, whether through integration with prior offerings or otherwise. None of the Company, its affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Common Shares under the Securities Act.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under The Rights Agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the State of Delaware which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Common Shares and the Issuer’s ownership of the Common Shares. The Rights Plan has not been amended, rescinded or modified since the date it was entered into. The resolutions set forth on Schedule D of the Affiliation Agreement have not been amended, rescinded or modified since their adoption, and no further action is necessary in connection with the issuance of the Common Shares to waive the implications of Section 203 of the DGCL to Parent, Terra, any Terra Controlled Corporation and any Transferee (as such terms are defined in the Affiliation Agreement).

(j) SEC Documents; Financial Statements. Since January 1, 2011 (the “Reporting Period”), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed during the Reporting Period or prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Investor or their respective representatives true, correct and complete copies of the SEC Documents to the extent such documents are not available on the EDGAR system, if any, and that have been requested by the Investor. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(k) Absence of Certain Changes. Since October 3, 2011 there has been no Material Adverse Effect on the Company. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(k), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

(l) Conduct of Business; Regulatory Permits. The Company is not in material violation of any term of or in default under its certificate of incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or its bylaws. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future. Since October 3, 2011, (i) the Common Stock has been designated for quotation or included for listing on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to its business, except where the failure to possess such certificates, authorizations or permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m) Principal Market Approval. The Company has obtained or will obtain all required shareholder approvals under the rules, regularities or requirements of the Principal Market with respect to the issuance and sale of the Common Shares to the Investor prior to the Closing Date.

(n) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director or officer, nor to the Company’s knowledge, any agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o) Sarbanes-Oxley Act. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would, individually or in the aggregate, not have a Material Adverse Effect.

(q) Employee Relations.

(i) Except as disclosed in the SEC Documents, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(ii) The Company, to its knowledge, is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r) Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(s) Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use or could obtain on commercially reasonable terms all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct its business as conducted on the date of this Agreement, except for such Intellectual Property Rights, the inability to use would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, no product or service of the Company infringes the Intellectual Property Rights of others which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company infringe the Intellectual Property Rights of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(t) Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(u) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v) Internal Accounting and Disclosure Controls. Except as described in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(w) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(x) Investment Company Status. The Company is not, and upon consummation of the sale of the Common Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(y) Form S-3 Eligibility. The Company is eligible to register the Common Shares for resale by the Investor using Form S-3 promulgated under the Securities Act in accordance with the provisions of the Registration Rights Agreement.

(z) Manipulation of Price. The Company has not, and to its knowledge (assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2 hereof) no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.2 Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder. The purchase by Investor of the Common Shares hereunder and the consummation of the Transactions have been duly authorized by all necessary corporate, partnership or other action on the part of Investor. This Agreement and the Transaction Documents to which Investor is a party or has or will execute have been duly executed and delivered by Investor and constitutes the valid and binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Public Sale or Distribution. Investor is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and Investor does not have a present arrangement to effect any distribution of the Common Shares to or through any person or entity.

(c) Investor Status. Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the FINRA or an entity engaged in the business of being a broker dealer. Investor is a resident of the following jurisdiction: France.

(d) General Solicitation. Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(e) Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Investor understands that it must bear the economic risk of this investment in the Common Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(f) Access to Information. Investor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information (other than material non-public information) about the Company and each Subsidiary and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Investor acknowledges receipt of copies of the SEC Reports.

(g) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(h) No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such that would not result in a Material Adverse Effect and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby or perform its obligations hereunder.

(i) Reliance on Exemptions. Investor understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Common Shares.

(j) Transfer or Resale. Investor understands that: (i) the Common Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the

Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(k) Restrictions. Investor understands and agrees that the book entry representing the Common Shares shall initially be restricted as required by the “blue sky” laws of any state. Investor understands that such book entry restrictions shall be removed and the Company shall issue a certificate without legend to the holder of the Common Shares, or establish and credit a Direct Registration System entry representing the Common Shares to a segregated account established by the Transfer Agent for the Investor’s benefit, or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act, (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144, or (iv) otherwise provided in the Transfer Agent Instructions.

(l) Manipulation of Price. Investor has not, and to its knowledge (assuming the accuracy of the Company’s representations and warranties set forth in Section 3.1 hereof) no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Investor covenants that the Common Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Common Shares other than pursuant to an effective registration statement or to the Company, or any transfer of Common Shares pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b) Investor agrees that the book entry evidencing any of the Common Shares shall initially be restricted.

Certificates evidencing the Common Shares shall not be required to contain any restrictive legend, and the book entry evidencing the Common Shares shall not be required to be restricted (i) while a registration statement covering the resale of the Common Shares is effective under the Securities Act, (ii) following any sale of such Common Shares pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Common Shares can be sold under Rule 144, (iii) if the Common Shares are eligible for sale under Rule 144, or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that a legend or book entry restriction is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company covenants and agrees that restrictive legends and book entry restrictions shall be removed and the Company shall issue a certificate without legend to the holder of the Common Shares or establish and credit a Direct Registration System entry representing the Common Shares to a segregated account established by the Transfer Agent for the Investor’s benefit, or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (w) it is so provided in the Transfer Agent Instructions, (x) such Common Shares are registered for resale under the Securities Act, (y) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act, or (z) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144.

4.2 Furnishing of Information. Until the date that the Investor owning Common Shares has sold the Common Shares, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to Investor or that would be integrated with the offer or sale of the Common Shares for purposes of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity. The Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby.

4.5 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares to for general corporate purposes, including working capital, the retirement of outstanding debt or for potential acquisitions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

4.6 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.7 Listing. The Company shall promptly secure the listing of all of the Common Shares, once they have been issued, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligations of Investor. The obligation of Investor to acquire the Common Shares at the Closing is subject to the satisfaction or waiver by Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for those representations and warranties that are (1) already qualified by materiality or (2) speak as of a specific date, which shall be true and correct as of such specified date).

(b) Performance. The Company shall have performed, satisfied and complied in with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date.

(d) Board Approval. The terms and conditions of the issuance of the Common Shares and the Transaction Documents shall have been approved by a majority of the disinterested directors of the Board.

(e) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares, including, without limitation, from its Principal Market. In addition, the Company shall have provided to each stockholder of the Company entitled to vote on such matters under Delaware Corporate Law a copy of an information statement or proxy statement, substantially in the form which has been previously reviewed by the Investor and counsel for Investor, soliciting such stockholder’s written consent for approval of resolutions providing for the Company’s issuance of all of the Common Shares as described in the Transaction Documents in accordance with applicable Delaware law, U.S. federal securities law, the rules and regulations of the Principal Market and any other applicable law, and have obtained prior to the Closing Date of this Agreement the required written consents approving the issuance of all of the Common Shares as described in the Transaction Documents.

(f) Tenesol Acquisition. The closing of the Tenesol Acquisition shall have occurred, or shall occur concurrently with the Closing hereunder.

(g) Deliverables. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to Investor. The Company shall have delivered to Investor those items required by Section 2.2(a).

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Common Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date (except for those representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b) Performance. Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Investor at or prior to the Closing.

(c) Deliverables. Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. Investor shall have delivered to the Company those items required by Section 2.2(b).

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by the Company by written notice to Investor, if the Closing has not been consummated by March 30, 2012; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Common Shares.

6.3 Entire Agreement. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and Investor will execute and deliver to Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission and electronic or mechanical confirmation of receipt, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 12:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission and electronic or mechanical confirmation of receipt, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 12:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor; provided, however this Agreement shall be assigned to any corporation or association into which the Company may be merged or converted or with which it may be consolidated, or any corporation, association or other similar entity resulting from any merger, conversion or consolidation to which the Company shall be a party without the execution or filing of any paper with any partner hereto or any further act on the part of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Investor may not assign this Agreement or any rights or obligations hereunder to any transferee of Investor that is a Total G&P Controlled Corporation (as defined in the Affiliation Agreement).

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9 Governing Law; Venue; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern pursuant to applicable principles of conflicts of law thereof.

Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue in any state court within the State of New York (or, if a state court located within the State of New York declines to accept jurisdiction over a particular matter, any court of the United States located in the State of New York) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon such party in any manner authorized by the laws of the State of New York or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process. Each party hereto waives and covenants not to assert or plead any objection that such party might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6.10 Survival. With the exception of the representations and warranties set forth in Sections 3.1(a), (b), (c), (d), (e) and (f), which shall survive indefinitely, the representations and warranties contained herein shall not survive the Closing Date.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Replacement of Common Shares. If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Private Placement Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

SUNPOWER CORPORATION

By:	/s/ Thomas H. Werner
Name: Thomas H. Werner
Title: Chief Executive Officer

77 Rio Robles Street San Jose, CA 95134 Attention: Chief Financial Officer Telephone: 408-240-5500 Facsimile: 408-240-5404

With a copy to:

SunPower Corporation 77 Rio Robles Street San Jose, CA 95134 Attention: Navneet Govil, Vice President and Treasurer Telephone: 408-457-2655 E-mail: navneet.govil@sunpowercorp.com

With a copy to:

SunPower Corporation 1414 Harbour Way South Richmond, CA 94804 Attention: General Counsel Telephone: 510-540-0550 Facsimile: 510-540-0552

With a copy to:

Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303
Facsimile No.: (650) 739-3900
Telephone No.: (650) 739-3999
Attn: R. Todd Johnson

INVESTOR

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: President

Total Gas & Power USA, SAS

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Attention: Arnaud Chaperon, President

Facsimile: +33 1 47 44 27 90

with copies (which shall not constitute notice) to:

Total S.A. 2, place Jean Millier La Défense 6 92400 Courbevoie France Attention: Humbert de Wendel, Senior Vice President Corporate Business Development Facsimile: +33 1 47 44 50 95

Total S.A. 2, place Jean Millier La Défense 6 92400 Courbevoie France Attention: Jonathan Mars, Vice President, Legal Director Mergers, Acquisitions & Finance Facsimile: +33 1 47 44 43 05

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attn: David Segre

Attn: Richard Cameron Blake

Attn: Michael Occhiolini

Telephone: (650) 493-9300

Facsimile: (650) 493-6811